Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-74604 of Pro-Pharmaceuticals, Inc. (the "Company") on Form SB-2 of our report dated April 12, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in the Prospectus.

/s/ Deloitte & Touche LLP

Boston, MA
April 22, 2002